CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 258 to the Registration Statement of The Advisors' Inner Circle Fund (Form N-1A: File No. 033-42484 of our report dated June 26, 2015, on the financial statements and financial highlights of the Cambiar Opportunity Fund, Cambiar SMID Fund, Cambiar Small Cap Fund, Cambiar International Equity Fund, Cambiar International Small Cap Fund, Cambiar Global Equity Fund (formerly Cambiar Global Select Fund) and Cambiar Unconstrained Equity Fund (formerly Cambiar Aggressive Value Fund) (seven of the series constituting The Advisors' Inner Circle Fund) (the "Funds"), included in the Funds' Annual Report to shareholders for the year ended April 30, 2015.

                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 28, 2015